Exhibit 99.1

Smart for Life Announces FY 2021 Financial Results

Company Achieves 360% Increase in Revenue in 2021 through Implementation of Successful Acquisition Strategy

Completed Three Material Acquisitions in Last Six Months of the Year

Currently Operating at a $20 Million Revenue Run Rate

Miami, FL – April 1, 2022 – Globe Newswire – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a global leading developer, marketer, and manufacturer of nutritional and related products, today announced financial results and provided a business update for the year ended December 31, 2021.

“2021 was a transformational year for the Company as revenue increased more than four-fold mainly as the result of acquisitions that closed in 2021, in addition to significantly expanding our product lines, production capabilities, distribution and marketing capabilities,” stated A.J. Cervantes, Jr., Smart for Life’s Executive Chairman. “Most notably, we have now completed four major acquisitions since our formation, which not only validates our ability to acquire accretive businesses at attractive multiples, but also our ability to successfully integrate these companies within our organization.”

“It is notable that three of our acquisitions closed toward the end of 2021. Consequently, our above results only include partial year results for some of our subsidiaries,” commented Mr. Cervantes. “For example, the acquisitions of Nexus and GSP Nutrition both closed after November 1, 2021, and thus only include a partial quarter of operations in our consolidated results. Taking this into account, we are now currently at a $20 million revenue run rate. We remain laser focused on our goal of achieving $100 million in revenues within the next 24 months. In addition, it is our view that the net loss we have generated as an emerging growth company does not fully reflect the benefit of our recent acquisitions, and we believe that we will begin to see significant improvement in future quarters as we consolidate operations, eliminate duplicate costs and grow our various operating units.”

As a company in the health and wellness sector, Smart for Life is benefiting from the overall nutraceutical industry, which is projected to grow from approximately $400 billion in 2020 to roughly $720 billion by 2027 according to Grand View Research, representing a highly fragmented market that is ripe for consolidation. Following Smart for Life’s recent IPO, the Company’s management team is executing on its buy-and-build acquisition strategy, while minimizing dilution by acquiring companies through a combination of cash, stock and seller’s notes. Through this approach, Smart for Life believes its acquired companies remain highly incentivized, while ensuring their interests are aligned with shareholders.

Smart for Life’s first major acquisition was Bonne Santé Natural Manufacturing (BSNM), completed in March of 2018, a nutraceutical contract manufacturer. This acquisition includes a state-of-the-art, FDA-certified facility, which provides in-house manufacturing capabilities to scale the business more rapidly. BSNM specializes in a wide variety of products, from the private labeling of vitamins, dietary supplements, nutraceuticals, sport nutrition and broad-spectrum nutritional supplements, and sells them throughout the United States and around the world, including South America, Central America and Europe.

Smart for Life’s next acquisition was Doctors Scientific Organica (DSO), completed in July of 2021. DSO sells and owns the Smart for Life brand of natural health and wellness meal replacement products. The Company plans to leverage DSO’s established retail distribution channels across our other product lines, which includes big box retailers such as Costco, Walmart, BJs Sam’s Club and others. This acquisition also further enhances the Company’s in-house manufacturing capacity, while providing predictable, high margin revenue from contract manufacturing for third-party brands. Smart for Life’s third acquisition of Nexus Offers, Inc., completed in November 2021, provides a first-class digital marketing platform to accelerate the Company’s growth. This network consists of hundreds of digital marketers, which the Company can leverage along with Nexus’ technology and marketing expertise, to drive awareness and revenues across all of the Company’s product lines. Rounding out Smart for Life’s acquisitions in 2021, the Company acquired GSP Nutrition in December, which has the exclusive license to the Sports Illustrated Nutrition™ brand (excluding the Sports Illustrated Swimsuit brand for which it has a right of first offer under the license) for certain dietary and nutritional supplements, in each case to be sold through certain approved accounts in the United States and Canada. GSP’s growing product line consists of whey protein powder, joint health, pre- and post-workout blends, omega-3 supplements, and other targeted formulations for athletes and health-conscious consumers alike.

“As an illustration of our constant growth through M&A, earlier this month we announced a definitive agreement to acquire yet another company, Ceautamed Worldwide, owner of the Greens First line of nutritional products, including antioxidant rich supplements, plant-based protein, alkalizing nutrients and products designed for weight management,” continued Mr. Cervantes. “Our strategy is to migrate their manufacturing to our wholly owned, state-of-the-art manufacturing facility, which will result in immediate cost savings. We plan to leverage our relationships with big box retailers, our global distribution channels, as well as our digital marketing platform to further accelerate Ceautamed’s growth.”

Mr. Cervantes concluded, “Overall, we are executing on a carefully orchestrated strategy and each of the pieces is falling into place. Moreover, our balance sheet is stronger than ever, as we raised gross proceeds of $14.4 million and converted over $5.4 million of debt to equity in connection with the IPO, both of which have significantly enhanced our balance sheet. We are building our business for the long-term and are more confident than ever in our strategic vision. We are 100% committed to maximizing value for shareholders and look forward to announcing a number of important milestones in the weeks and months ahead.”

Financial Results

Revenues increased to $9.02 million in FY 2021, including revenues from acquisitions that were completed during 2021, compared to $1.96 million in FY 2020. Gross profit increased to $2.90 million in FY 2021, including gross profit from acquisitions completed in 2021, compared to $0.13 million in FY 2020. Net loss was $7.77 million in FY 2021, taking into account acquisitions that were completed in 2021, compared to $3.17 million in FY 2020.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health and wellness. Structured as a global holding company, the Company is executing a buy-and-build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues within the next thirty-six months. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates four subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing and GSP Nutrition. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

Video regarding the Company’s manufacturing facility at Bonne Santé Natural Manufacturing is available at: www.bonnesantemanufacturing.com/video.

Investor material and a Fact Sheet with additional information about Smart for Life is available at: www.smartforlifecorp.com/investor-center.

Forward-Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Investor Relations Contact

Crescendo Communications, LLC

Tel: (212) 671-1021

SMFL@crescendo-ir.com